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
                                                                              Years Ended
                                                                              -----------
                                                              October 30,      October 31,     October 25,
                                                                 1994             1993            1992
                                                             ------------     ------------     -----------
Earnings per Common Share - Primary:
   Average shares outstanding                                 41,042,134       39,868,386       41,048,979
   Net effect of dilutive stock options --based on
     the treasury stock method using average market price        256,927          529,520           (A)
                                                              ----------       ----------       ----------
     Totals                                                   41,299,061       40,397,906       41,048,979
                                                              ==========       ==========       ==========
   Income before extraordinary charge and cumulative
     effect of change in accounting principle               $ 62,594,206     $ 58,009,978     $(26,576,633)
   Extraordinary charge on early extinguishment of debt       (1,037,808)
   Cumulative effect of change in accounting for
     income taxes                                              4,468,386
                                                              ----------       ----------       ----------
     Net income                                             $ 66,024,784     $ 58,009,978     $(26,576,633)
                                                              ==========       ==========       ==========
   Per share amount:

     Income before extraordinary charge and cumulative
       effect of change in accounting principle                   $ 1.52           $ 1.44           $(.65)
     Extraordinary charge on early extinguishment of debt           (.03)
     Cumulative effect of change in accounting for
       income taxes                                                  .11
                                                                    ----             ----            ----
          Net income                                              $ 1.60           $ 1.44           $(.65)
                                                                    ====             ====            ====
Earnings per Common Share - Fully diluted:
   Average shares outstanding                                 41,042,134       39,868,386      41,048,979
   Net effect of dilutive stock options --based on
     the treasury stock method using the quarter-end
     market price, if higher than average market price           264,408          551,553           (A)
   Assumed conversion of 8.5% zero coupon
     convertible debentures                                    5,213,456        5,224,513           (A)
                                                              ----------       ----------      ----------
       Totals                                                 46,519,998       45,644,452      41,048,979
                                                              ==========       ==========      ==========
   Income before extraordinary charge and cumulative
     effect of change in accounting principle               $ 62,594,206     $ 58,009,978    $(26,576,633)
   Add 8.5% zero coupon convertible debentures interest,
     net of income taxes                                       4,110,057        3,762,551           (A)
                                                              ----------       ----------      ----------
   Total before extraordinary charge and cumulative
     effect of change in accounting principle                 66,704,263       61,772,529     (26,576,633)
   Extraordinary charge on early extinguishment of debt       (1,037,808)
   Cumulative effect of change in accounting
     for income taxes                                          4,468,386
                                                              ----------       ----------      ----------
   Net income                                               $ 70,134,841     $ 61,772,529    $(26,576,633)
                                                              ==========       ==========      ==========
   Per share amount:
     Income before extraordinary charge and cumulative
       effect of change in accounting principle                   $ 1.43           $ 1.35           $(.65)
     Extraordinary charge on early extinguishment of debt           (.02)
     Cumulative effect of change in accounting
       for income taxes                                              .10
                                                                    ----             ----            ----
          Net income                                              $ 1.51           $ 1.35           $(.65)
                                                                    ====             ====            ====

(A) Due to the net loss of the Company for the 1994 fiscal year, both primary and fully diluted earnings per share utilized average shares outstanding as both the common stock equivalents and convertible debentures have an anti-dilutive effect.
/TEXT
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